UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3846992
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11225 North Community House Road Charlotte, North Carolina 28277	(980) 365-7100
(Address of principal executive office and zip code)	(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-227190

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Brighthouse Financial, Inc. (the “Company”) hereby incorporates by reference the description of its depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 6.600% Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), and the description of its Series A Preferred Stock contained in the Company’s Prospectus, dated September 5, 2018, under the headings “Description of Depositary Shares” and “Description of Capital Stock,” respectively, and in the Company’s Prospectus Supplement, dated March 18, 2019, under the headings “Description of the Depositary Shares” and “Description of the Series A Preferred Stock,” respectively, constituting part of the Registration Statement on Form S-3 (File No. 333-227190) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 5, 2018. The Depositary Shares have been approved for listing on The Nasdaq Stock Market LLC.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Brighthouse Financial, Inc., is incorporated herein by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed on August 15, 2017 (File No. 001-37905).

3.2	Certificate of Designations of Brighthouse Financial, Inc. with respect to the 6.600% Non-Cumulative Preferred Stock, Series A, dated March 20, 2019, filed with the Secretary of State of the State of Delaware and effective March 20, 2019 (the “Certificate of Designations”), is incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on March 25, 2019 (File No. 001-37905).

3.3	Amended and Restated Bylaws of Brighthouse Financial, Inc., is incorporated herein by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q, filed on August 15, 2017 (File No. 001-37905).

4.1	Certificate of Designations, filed as Exhibit 3.2.

4.2	Deposit Agreement, dated as of March 25, 2019, among Brighthouse Financial, Computershare Inc. and Computershare Trust Company, N.A., collectively as depositary, and the holders from time to time of the depositary receipts described therein, is incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on March 25, 2019 (File No. 001-37905).

4.3	Form of depositary receipt evidencing the Depositary Shares (included as Exhibit A to Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ D. Burt Arrington
Name: D. Burt Arrington
Title: Corporate Secretary

Date: March 25, 2019